UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 26, 2018
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 26, 2018, Xerium Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the quarter-ended June 30, 2018 and announced that the Company would conduct a conference call on July 27, 2018 to discuss its financial results for such period. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information contained in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith.

Exhibit No.	Description
99.1	Xerium Technologies, Inc. Earnings Release for the quarter-ended June 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: July 26, 2018	By	/s/ Phillip B. Kennedy
	Name:	Phillip B. Kennedy
	Title:	Executive Vice President, General Counsel & Secretary